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                                                                Exhibit 4.4


                                SECOND AMENDMENT

                                       TO

                     RESTATED REGISTRATION RIGHTS AGREEMENT


                 This SECOND AMENDMENT TO RESTATED REGISTRATION RIGHTS AGREEMENT ("Second Amendment"), is entered into as of December__, 1997, between Hollywood Theater Holdings, Inc., a Delaware corporation (the "Company"), Stratford Capital Partners, L.P., a Texas limited partnership ("SCP"), Stratford Equity Partners, L.P., a Texas limited partnership ("SEP") and Precept Investors, Inc., a Texas corporation ("Precept").

                              W I T N E S S E T H:

                 WHEREAS, the Company, SCP and Precept entered into the Amended and Restated Registration Rights Agreement, dated as of October 3, 1996, as amended by the First Amendment to Restated Registration Rights Agreement, dated as of April 25, 1997 (as amended, the "Restated Registration Rights Agreement"); and

                 WHEREAS, the Company and SEP entered into a Subscription Agreement, dated as of November 19, 1997 (the "Subscription Agreement"), pursuant to which the Company issued, and SEP purchased, 10,257 shares of the Company's Series C Convertible Preferred Stock, par value $.01 per share (the "Series C Preferred Stock"); and

                 WHEREAS, pursuant to the terms of the Subscription Agreement, the Company agreed to exchange the 10,257 shares of Series C Preferred Stock for an equal number of shares of a new series of preferred stock which would have identical rights and privileges to the Series C Preferred Stock, except for the dividend rate which would be 11%; and

                 WHEREAS, the Company and SEP have entered into a Stock Exchange Agreement pursuant to which the Company will issue 10,257 shares of a new series of preferred stock designated the Series D Convertible Preferred Stock, par value $.01 per share (the "Series D Preferred Stock") in exchange for the 10,257 shares of Series C Preferred Stock issued to SEP pursuant to the Subscription Agreement; and

                 WHEREAS, the parties hereto desire to amend the Restated Registration Rights Agreement to include SEP as a party thereto and to include references to the Series D Preferred Stock.
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                 NOW THEREFORE, in consideration of the premises, the terms and provisions set forth herein, the mutual benefits to be gained by the performance thereof and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                 1. Capitalized terms used herein and not otherwise expressly defined shall have the respective meanings assigned to them in the Restated Registration Rights Agreement.

                 2. By executing this Second Amendment, SEP shall become a signatory to the Restated Registration Rights Agreement, and as such will have all rights and privileges provided to each of the parties thereunder. SEP agrees to comply with all the terms and conditions of the Restated Registration Rights Agreement.

                 3. The Restated Registration Rights Agreement is hereby amended as follows:

                          (a) The definition of "Investors" in the recitals of the Restated Registration Rights Agreement shall be amended to include Stratford Equity Partners, L.P., a Texas limited partnership.

                          (b) Section 1 is amended by adding the following definition:

                          "Series D Preferred" means the Series D Convertible Preferred Stock of the Company, par value $.01 per share.

                          (c) The definition of "Conversion Shares" is hereby amended to read in its entirety as follows:

                          "Conversion Shares" means the shares of Common Stock or other equity securities issued or issuable upon conversion of the Series B Preferred, the Series C Preferred and the Series D Preferred.

                          (d) The first sentence of the definition of "Registrable Securities" is hereby amended to read in its entirety as follows:

                          "Registrable Securities" means any (i) shares of Series B Preferred, Series C Preferred or Series D Preferred owned by the Investors, whether acquired on the date hereof or hereafter acquired, (ii) shares of Common Stock owned by the Investors, whether acquired on the date hereof or hereafter acquired, (iii) Conversion Shares owned by the Investors, (iv) shares of Series B Preferred, Series C Preferred, Series D Preferred or Common Stock acquired by any Person after the date hereof pursuant to rights granted to the Investors under the Purchase Agreement or the Shareholders' Agreement, (v) Conversion Shares acquired by any Person after the date hereof pursuant to rights granted
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                          to the Investors under the Purchase Agreement or the
                          Shareholders' Agreement and (vi) shares of Common Stock issued or issuable, directly or indirectly, with respect to the Common Stock referenced in clauses (ii), (iii), (iv) or (v) above by way of stock dividend, stock split or combination of shares.

                          (e) The definition of "Requisite Percentage of Outstanding Holders" is hereby amended to read in its entirety as follows:

                          "Requisite Percentage of Outstanding Holders" means the Holders of Registrable Securities who, assuming conversion of all of the then outstanding Series B Preferred, Series C Preferred and Series D Preferred into Conversion Shares, would hold 15% or more of the total Conversion Shares that would then be outstanding.

                          (a) The definition of "Requisite Percentage of Participating Holders" is hereby amended to read in its entirety as follows:

                          "Requisite Percentage of Participating Holders" means the Holders of Registrable Securities participating in the registration who, assuming conversion of all of the then outstanding Series B Preferred, Series C Preferred and Series D Preferred into Conversion Shares, would hold a majority of the total Conversion Shares that would then be held by all Holders participating in the registration.

                 4. The Restated Registration Rights Agreement is hereby ratified by each of the parties hereto, and the terms and provisions of the Restated Registration Rights Agreement as amended pursuant to Section 3 hereof shall remain in full force and effect.

                 5. From and after the date hereof, each reference to "hereof," "hereunder," "herein" and "hereby" and each reference to "this Agreement" and each other reference of like import in the Restated Registration Rights Agreement shall be deemed to refer to the Restated Registration Rights Agreement as amended pursuant to Section 3 hereof.

                 6. This Second Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
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                 IN WITNESS WHEREOF, the parties have caused this Second
Amendment to Restated Registration Rights Agreement be executed as of the date first above written.


                                    HOLLYWOOD THEATER HOLDINGS, INC.


                                    By: /s/ Robert E. Painter
                                       -------------------------------------
                                        Robert E. Painter
                                        Chief Operating Officer


                                    STRATFORD CAPITAL PARTNERS, L.P.


                                    By: Stratford Capital GP Associates, L.P.,
                                        its general partner

                                    By: Stratford Capital Corporation, its
                                        general partner

                                        By:  /s/ John G. Farmer
                                            -----------------------------------
                                             John G. Farmer
                                             Managing Director


                                    STRATFORD EQUITY PARTNERS, L.P.


                                    By:      Stratford Capital GP Associates,
                                             L.P., its general partner

                                    By:      Stratford Capital Corporation, its
                                             general partner

                                             By: /s/ John G. Farmer
                                                 ------------------------------
                                                     John G. Farmer
                                                     Managing Director
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                                    PRECEPT INVESTORS, INC.


                                    By: /s/ PRECEPT INVESTORS, INC.
                                        ---------------------------------
                                        Name:
                                             ----------------------------
                                        Title:
                                              ---------------------------